Exhibit 99.1

UNIVERSAL HOSPITAL SERVICES, INC.—LETTER OF TRANSMITTAL

LETTER OF TRANSMITTAL

OFFER FOR ALL OUTSTANDING

7.625% SECOND LIEN SENIOR SECURED NOTES DUE 2020

NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

IN EXCHANGE FOR

7.625% SECOND LIEN SENIOR SECURED NOTES DUE 2020

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON    , 2013 (THE “EXPIRATION DATE”) UNLESS EXTENDED BY UNIVERSAL HOSPITAL SERVICES, INC.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Mail, Hand or Overnight Delivery:

Wells Fargo Bank, National Association., MAC N9303-121

Corporate Trust Operations

Sixth Street & Marquette Avenue

Minneapolis, Minnesota 55479

By Facsimile:

(612) 667-6282

For Information or Confirmation by Telephone:

(800) 344-5128

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the prospectus dated    , 2013 (the “Prospectus”) of Universal Hospital Services, Inc. (the “Company”) and UHS Surgical Services, Inc. (the “Guarantor”), and this letter of transmittal (the “Letter of Transmittal”), which together describe the Company’s offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to $220,000,000 of its 7.625% Second Lien Senior Secured Notes due 2020 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for its outstanding 7.625% Second Lien Senior Secured Notes due 2020, not registered under the Securities Act of 1933, as amended (“Restricted Notes”). Both the Restricted Notes and the Exchange Notes are guaranteed on a senior unsecured basis by the Guarantor.

The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW. YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

List below the Restricted Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the certificate numbers and principal amounts should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF RESTRICTED NOTES

Name(s) and Addresses of Registered Holder(s) (Please fill in)	Certificate Number(s) Total	Aggregate Principal Amount at Maturity Represented By Restricted Notes*	Principal Amount at Maturity Tendered**

Total

*	Need not be completed by book-entry holders.
**	Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount at maturity represented by such Restricted Notes. See Instruction 2.

This Letter of Transmittal is to be used if delivery of Restricted Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Restricted Notes.” Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

Holders whose Restricted Notes are not immediately available or who cannot deliver their Restricted Notes and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date must tender their Restricted Notes according to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedure.”

☐                                   CHECK HERE IF TENDERED RESTRICTED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution(s)

The Depository Trust Company Account Number

Transaction Code Number

☐                                   CHECK HERE IF TENDERED RESTRICTED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name of Registered Holder(s)

Name of Eligible Institution that Guaranteed Delivery

Date of Execution of Notice of Guaranteed Delivery

If Delivered by Book-Entry Transfer:

Account Number

☐            CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO:

Name

Address

If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Any holder who is an “affiliate” of the Company or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker- dealer who purchased Restricted Notes from the Company in the initial offering to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act must comply with the registration and prospectus delivery requirements under the Securities Act and cannot rely on the interpretation made to third parties by the Staff of the Securities and Exchange Commission (“SEC”) described in paragraph 3 below. In addition, any broker-dealer who purchased Restricted Notes in the initial offering may not use the prospectus contained in the Offer to Purchase to resell any Notes.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

1.                                      Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount at maturity of Restricted Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Restricted Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Restricted Notes as are being tendered hereby.

2.                                      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Restricted Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned hereby further represents that any Exchange Notes acquired in exchange for Restricted Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, that neither the holder of such Restricted Notes nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes, that neither the holder of such Restricted Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, and that neither the holder of such Restricted Notes nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company.

3.                                      The undersigned also acknowledges that the Exchange Offer is being made in reliance on an interpretation, made to third parties, by the staff of the SEC that the Exchange Notes issued in exchange for the Restricted Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business, such holders are not engaging in and do not intend to engage in the distribution of such Exchange Notes and such holders have no arrangements or understandings with any person to participate in the distribution of such Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will comply with the registration requirements of the Securities Act, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes. However, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

4.                                      The undersigned may, if, and only if, it would not receive freely tradable Exchange Notes in the Exchange Offer or is not eligible to participate in the Exchange Offer and such Restricted Notes constitute Registrable Securities, elect to have its Restricted Notes registered in the Shelf Registration described in the Registration Rights Agreement, dated as of February 12, 2013, among the Company, the Guarantor, Barclays Capital Inc., Merill Lynch, Pierce, Fenner & Smith, RBC Capital Markets, LLC, Wells Fargo Securities, LLC and PNC Capital Markets LLC (the “Registration Agreement”) in the form filed as Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-20086) on February 12, 2013. Capitalized terms used in this paragraph 4 and not otherwise defined herein shall have the meanings given to them in the Registration Agreement. Such election may be made by checking the box under “Special Registration Instructions” below. By making such election, the undersigned agrees, as a holder of Restricted Notes participating in a Shelf Registration, to comply with the Registration Agreement and to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or any preliminary prospectus or prospectus or any in amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein (in case of the prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the undersigned specifically for inclusion therein. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Agreement.

5.                                      The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Restricted Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal Rights.” See Instruction 9.

6.                                      Unless otherwise indicated in the box entitled “Special Issuance Instructions” below, please issue the Exchange Notes (and, if applicable, substitute certificates representing Restricted Notes for any Restricted Notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of Restricted Notes, please credit the account indicated above maintained at the Book-Entry Transfer Facility. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please send the Exchange Notes (and, if applicable, substitute certificates representing Restricted Notes for any Restricted Notes not exchanged) to the undersigned at the address shown above in the box entitled “Description of Restricted Notes.”

THE UNDERSIGNED ACKNOWLEDGES THAT THE EXCHANGE OFFER IS SUBJECT TO THE MORE DETAILED TERMS SET FORTH IN THE PROSPECTUS AND, IN CASE OF ANY CONFLICT BETWEEN THE TERMS OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL, THE TERMS OF THE PROSPECTUS SHALL PREVAIL.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF RESTRICTED NOTES” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE RESTRICTED NOTES AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Restricted Notes not exchanged and/or Exchange Notes are to be issued in the name of someone other than the person or persons whose signature(s) appear(s) on this Letter of Transmittal below, or if Restricted Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue Exchange Notes and/or Restricted Notes to:

Name(s)

(Please type or print)

Address:

Credit unchanged Restricted Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility Account Number, if applicable)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Restricted Notes not exchanged and/or Exchange Notes are to be sent to someone other than the person or persons whose signatures(s) appear(s) on this Letter of Transmittal below or to such person or persons at an address other than shown in the box entitled “Description of Restricted Notes” on this Letter of Transmittal above.

Mail Exchange Notes and/or Restricted Notes to:

Name(s)

(Please type or print)

Address:

SPECIAL REGISTRATION INSTRUCTIONS

(See paragraph 4 above)

To be completed ONLY if (i) the undersigned satisfies the conditions set forth in paragraph 4 above, (ii) the undersigned elects to register its Restricted Notes in the Shelf Registration described in the Registration Agreement, and (iii) the undersigned agrees to comply with the Registration Agreement and to indemnify certain entities and individuals as set forth in paragraph 4 above.

☐                                    By checking this box the undersigned hereby (i) represents that it is entitled to have its Restricted Notes registered in a Shelf Registration in accordance with the Registration Agreement, (ii) elects to have its Restricted Notes registered pursuant to the Shelf Registration described in the Registration Agreement, and (iii) agrees to comply with the Registration Agreement and to indemnify certain entities and individuals identified in, and to the extent provided in, paragraph 4 above.

IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH THE CERTIFICATES FOR RESTRICTED NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

X	, 2011

X	, 2011

X	, 2011

Signature(s) of Owner	Date

Area Code and Telephone Number

If a holder is tendering any Restricted Notes, this Letter of Transmittal must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Restricted Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. See Instruction 3.

Name(s):

Capacity:

Address:

SIGNATURE GUARANTEE

(if required by Instruction 3)

Signature(s) Guaranteed by
an Eligible Institution:

INSTRUCTIONS

1.                                      Delivery of this Letter of Transmittal and Notes; Guaranteed Delivery Procedures.

This Letter is to be completed by holders of Restricted Notes either if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Restricted Notes.” Certificates for all physically tendered Restricted Notes, or Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Restricted Notes tendered hereby must be in minimum denominations or principal amount at maturity of $2,000 and integral multiples of $1,000 thereafter.

Noteholders whose certificates for Restricted Notes are not immediately available or who cannot deliver their certificates and any other required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Restricted Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Restricted Notes.” Pursuant to such procedures, (i) such tender must be made through an Eligible Institution (as defined below), (ii) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Restricted Notes and the amount of Restricted Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Restricted Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by this Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Restricted Notes, in proper form for transfer, or Book-Entry Confirmation, as the case may be, and all other documents required by this Letter of Transmittal, must be received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

The method of delivery of this Letter of Transmittal, the Restricted Notes and all other required documents is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. Instead of delivery by mail it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. No Letter of Transmittal should be sent to the Company.

See “The Exchange Offer” section in the Prospectus.

2.                                      Partial Tenders.

If less than all of the Restricted Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount at maturity of Restricted Notes to be tendered in the box above entitled “Description of Restricted Notes” under “Principal Amount at Maturity Tendered.” A reissued certificate representing the balance of nontendered Restricted Notes of a tendering holder who physically delivered Restricted Notes will be sent to such tendering holder, unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the Expiration Date. All of the Restricted Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

3.                                      Signatures on this Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures.

If this Letter of Transmittal is signed by the registered holder of the Restricted Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

If any tendered Restricted Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Restricted Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

When this Letter of Transmittal is signed by the registered holder or holders of the Restricted Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the Exchange Notes are to be issued, or any untendered Restricted Notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) or bond powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s) and signatures on such certificates(s) or bond powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

Endorsements on certificates for Restricted Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (each an “Eligible Institution” and collectively, “Eligible Institutions”).

Signatures on the Letter of Transmittal need not be guaranteed by an Eligible Institution if (A) the Restricted Notes are tendered (i) by a registered holder of Restricted Notes (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such Restricted Notes) who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter of Transmittal, or (ii) for the account of an Eligible Institution and (B) the box entitled “Special Registration Instructions” on this Letter of Transmittal has not been completed.

4.                                      Special Issuance and Delivery Instructions.

Tendering holders of Restricted Notes should indicate in the applicable box the name and address to which Exchange Notes issued pursuant to the Exchange Offer and/or substitute certificates evidencing Restricted Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter of Transmittal. Noteholders tendering Restricted Notes by book-entry transfer may request that Restricted Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such noteholder may designate hereon. If no such instructions are given, such Restricted Notes not exchanged will be returned to the name and address of the person signing this Letter of Transmittal.

5.                                      Transfer Taxes.

The Company will pay all transfer taxes, if any, applicable to the transfer of Restricted Notes to it or its order pursuant to the Exchange Offer. If, however, Exchange Notes and/or substitute Restricted Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Restricted Notes tendered hereby, or if tendered Restricted Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Restricted Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

6.                                      Waiver of Conditions.

The Company reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

7.                                      No Conditional Tenders.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Restricted Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Restricted Notes for exchange.

Although the Company intends to notify holders of defects or irregularities with respect to tenders of Restricted Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give any such notice.

8.                                      Mutilated, Lost, Stolen or Destroyed Restricted Notes.

Any holder whose Restricted Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

9.                                      Withdrawal of Tenders.

Tenders of Restricted Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For a withdrawal of a tender of Restricted Notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth above prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Restricted Notes to be withdrawn (the “Depositor”), (ii) identify the Restricted Notes to be withdrawn (including the principal amount at maturity of such Restricted Notes), (iii) be signed by the holder in the same manner as the original signature on this Letter of Transmittal by which such Restricted Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture pursuant to which the Restricted Notes were issued register the transfer of such Restricted Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Restricted Notes are to be registered, if different from that of the Depositor. Any Restricted Notes so properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Restricted Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Restricted Notes may be rendered by following the procedures described above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Restricted Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Restricted Notes not properly tendered or any Restricted Notes the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Restricted Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions of this Letter of Transmittal) will be final and binding on all parties.

10.                               Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus, this Letter of Transmittal and other related documents may be directed to the Exchange Agent, at the address and telephone number indicated above.